                                                                     Exhibit 4.6
                                                         [EXECUTION COUNTERPART]


                      CONSENT, WAIVER AND AMENDMENT NO. 3

          CONSENT, WAIVER AND AMENDMENT NO. 3 (this "Agreement") dated as of November 22, 1996 among: TERRA CAPITAL, INC., a Delaware corporation (the "Company"); TERRA NITROGEN, LIMITED PARTNERSHIP, a Delaware limited partnership ("TNLP" and, together with the Company, the "Borrowers); each of the entities listed on the signature pages hereof under the caption "GUARANTORS" (each such entity, and each of the Borrowers, an "Obligor" and, collectively, the "Obligors"); each of the lenders (the "Lenders") and issuing banks (the "Issuing Banks") listed on the signature pages hereof; and CITIBANK, N.A., as agent for the Lenders and Issuing Banks under the Credit Agreement referred to below (in such capacity, the "Agent"). The Obligors, the Lenders, the Issuing Banks and the Agent are parties to an Amended and Restated Credit Agreement dated as of December 14, 1995 (as from time to time amended, the "Credit Agreement").

                            PRELIMINARY STATEMENTS

          Terms used in these Preliminary Statements and not otherwise defined have the respective meanings assigned to them in Section 1 of this Agreement.

          (1) As more fully provided in the ADP Documents, Terra Canada has leased the ADP Property from the ADP Trust, and has an option (the "Option") to acquire the ADP Property for approximately C$70,000,000. Terra Canada has obtained an independent appraisal of the ADP Property indicating that the same has a current fair market value of approximately C$303,000,000. Accordingly, Terra Canada estimates that the fair market value of the Option is approximately C$233,000,000.

          (2) Terra Canada wishes to exercise the Option and to utilize non-capital losses within the Minorco-controlled group of Canadian companies to obtain a tax basis in the ADP Property equal to its current fair market value. Terra Canada will pay a negotiated fee to HBMS as consideration for HBMS entering into the Terra Canada Transaction. In connection with the foregoing, Terra Canada wishes to implement the Terra Canada Transaction on the terms and conditions set forth herein.

          The Company has requested that the Lenders consent to the Terra Canada Transaction and to amend the Credit Agreement in certain respects, and the Lenders are willing to so consent and so amend the Credit Agreement, all on the terms and conditions

                      Consent, Waiver and Amendment No. 3
                      -----------------------------------
set forth herein. Accordingly, the parties hereto hereby agree as follows:

          Section 1. Definitions. Terms defined in the Credit Agreement and not otherwise defined herein are used herein as therein defined. In addition, as used herein:

          "ADP Documents" means, collectively, the InterParty Agreement and the other Operative Documents referred to therein.

          "ADP Property" means the anhydrous ammonia production facility and related properties located in the Province of Ontario, Canada, owned by the ADP Trust (which facility and related properties constitute the "Property", as defined in the InterParty Agreement).

          "ADP Trust" means The 1993 Courtright Property Trust formed pursuant to the ADP Documents by a Declaration of Trust dated April 8, 1993.

          "C$" means the lawful currency of Canada.

          "HBMS" means Hudson Bay Mining & Smelting Co., Limited, a corporation incorporated under the Canada Business Corporations Act and an indirect wholly owned Subsidiary of Minorco.

          "HBMS Fees" means the fees payable by Terra International and its Subsidiaries to HBMS in connection with the Terra Canada Transaction.

          "InterParty Agreement" means the InterParty Agreement dated as of April 8, 1993 among Terra Canada; Terra International, as Guarantor; W. Patrick Moroney, as Trustee; Montreal Trust Company of Canada, as Paying Agent; and the Purchasers party thereto, as from time to time amended.

          "Terra Canada" means Terra International (Canada) Inc., a corporation governed by the laws of Ontario and an indirect wholly owned Subsidiary of Terra Capital.

          "Terra Canada Transaction" means, collectively, the transactions described in Section 2(A) of this Agreement, the other transactions described in Section 2(B) of this Agreement and the payment of HBMS Fees.


                      Consent, Waiver and Amendment No. 3
                      -----------------------------------

          Section 2. Description of Terra Canada Transaction.

          A. Contemplated Transaction. The Company has requested that the Lenders and the Issuing Banks consent to the following transactions (the elements of which would occur in the order set forth below and, as to the elements described in Paragraphs 1 through 4 below, would occur as promptly as reasonably practicable):

          1. Formation of Newco. Terra Canada will incorporate a new corporation ("Newco"). The authorized share capital of Newco will include common shares and preferred shares. The authorized preferred shares of Newco will be non-voting, will have no par value and will be redeemable for an amount equal to the fair market value of the consideration received by Terra Canada upon the issuance of such shares. Terra Canada will subscribe for one common share of Newco in exchange for a contribution of C$1.00 to the capital of Newco. Terra Canada will thereupon transfer the Option to Newco in exchange for preferred shares of Newco ("Newco Preferred Shares") having an aggregate redemption amount approximately equal to C$233,000,000. No other consideration will be received by Terra Canada, and no other property will be transferred by Terra or any of its Subsidiaries to Newco, in respect of the elements of the Terra Canada Transaction described in this Paragraph 1.

          2. Redemption of Newco Preferred; Newco Note. Newco will redeem the Newco Preferred Shares held by Terra Canada in exchange for the issuance of a promissory note (the "Newco Note") payable by Newco to Terra Canada in an aggregate amount approximately equal to C$233,000,000. The Newco Note will be repayable on demand and will not bear interest. The obligations of Newco to Terra Canada in respect of the Newco Note will be secured by a pledge of the Option; Terra Canada will have no other right of recourse against Newco in respect of the Newco Note. Newco may, at its option, repay or prepay the Newco Note through an assignment of the Option to Terra Canada.

          3. Sale of Newco to HBMS. No later than the date three days following the occurrence of the transactions described in Paragraph 2 above, Terra Canada will sell the issued and outstanding common share of Newco to HBMS for C$1.00. Upon the consummation of such sale, Newco will become a wholly owned Subsidiary of HBMS and will cease to be a Subsidiary of Terra Canada.

          4. Dissolution of Newco. HBMS will cause Newco to be wound up. Upon the winding up of Newco (i) the assets of

                      Consent, Waiver and Amendment No. 3
                      -----------------------------------

     Newco will be distributed to, and the liabilities of Newco will be assumed by, HBMS and (ii) Newco will be dissolved. Following the assumption of Newco's liabilities from HBMS as aforesaid, Terra Canada will demand repayment of the Newco Note from HBMS. HBMS will transfer the Option to Terra Canada in full satisfaction of the Newco Note. The events referred to in this Paragraph 4 shall be concluded no later than the date three days following the sale of the capital stock of Newco to HBMS as described in Paragraph 3 above.

          5. Exercise of Option. Following the transfer of the Option to Terra Canada described in Paragraph 4 above, Terra Canada will exercise the Option in accordance with the terms of the ADP Documents.

          B. Additional Transaction Elements. In addition to the contemplated steps described in Section 2(A) above, the Terra Canada Transaction may include:

          (a) such other transactions as are permitted under the terms of the Credit Agreement and the other Loan Documents (in each case as in effect immediately prior to the effectiveness of this Agreement); and/or

          (b) such other transactions that, taken collectively, have substantially the same result as the transactions described in Section 2(A) above, provided that such other transactions are consummated as promptly as reasonably practicable and (after giving effect to the consummation of all such transactions):

               (i) do not result in the Disposition by the Company or any of its Subsidiaries of any Collateral;

               (ii) do not result in the transfer of the Option or any ADP Property to any Person other than a Subsidiary of the Company;

               (iii) do not result in the Company or any of its Subsidiaries being subject to any continuing indenture, instrument or other agreement containing terms more restrictive than indentures, instruments and other agreements to which such Persons are subject immediately prior to the Terra Canada Transaction;

               (iv) do not include the sale of ownership interests in any Subsidiary of the Company (other than Subsidiaries created solely for the purpose of the Terra Canada Transaction) to any Person other than to the Company or a Subsidiary of the Company; and

                      Consent, Waiver and Amendment No. 3
                      -----------------------------------

               (v) do not have a Material Adverse Effect.

          Section 3. Consent, Waiver and Amendment. Subject to the satisfaction of the conditions precedent set forth in Section 6 hereof, but effective as of the date hereof:

          (a) each of the Lenders and Issuing Banks hereby consents to the Terra Canada Transaction for all purposes of the Credit Agreement and the other Loan Documents, and agrees that the same may be implemented (and in such connection consents to the execution, delivery and performance of all documents, instruments and other undertakings necessary to give effect to the proposed transaction);

          (b) each of the Lenders and Issuing Banks hereby waives all prepayments under Sections 2.05(b) of the Credit Agreement that would otherwise be required as a result of the occurrence of Dispositions constituting part of the Terra Canada Transaction;

          (c) each of the Lenders and Issuing Banks hereby waives any Default or Event of Default that would otherwise occur solely as a result of the consummation of the Terra Canada Transaction; and

          (d) the Credit Agreement shall be amended by adding a new Section 9.16 thereto reading as follows:

               "Section 9.16. Terra Canada Transaction. Notwithstanding anything in this Agreement or the other Loan Documents to the contrary, nothing in this Agreement or in any of the other Loan Documents shall prohibit or otherwise restrict (or require any prepayment with the Net Available Proceeds (if any) of) the Terra Canada Transaction (as such term is defined in Consent, Waiver and Amendment No. 3 hereto dated as of November 22, 1996)."

          Section 4. Additional Amendments. Subject to the Agent's receipt of this Agreement, duly executed by each of the Obligors, each of the Lenders and the Agent, but effective as of the date hereof, the Credit Agreement is hereby further amended as follows:

          A. Definitions. Section 1.01 of the Credit Agreement is hereby amended by amending clause (ii) of the definition of "Disposition" in said Section 1.01 to read as follows:


                      Consent, Waiver and Amendment No. 3
                      -----------------------------------

          "(ii) by any Obligor or a wholly owned Subsidiary of an Obligor to another Obligor or to a wholly owned Subsidiary of an Obligor,".

          B. Ownership, Etc. Section 5.01(o) of the Credit Agreement shall be amended by amending paragraph (vi) thereof to read as follows:

          "(vi) TNC will own no property other than cash and:

          (v) ownership interests of TNCLP and its successors and a general partnership interest in TNLP and its successors;

          (w) capital stock of a wholly owned Subsidiary of TNC organized for the purpose of holding Senior Preference Units;

          (x) equipment and other property principally used in connection with TNC's performance of general and administrative services (including, without limitation, property related to incentive compensation plans, deferred compensation plans and other funded benefit plans) for Terra and its Subsidiaries;

          (y) raw materials and other property used in the manufacture, storage, sale and distribution of nitrogen and methanol products by Terra and its Subsidiaries in the ordinary course of business, provided that the aggregate book value of all tangible property of TNC referred to in this paragraph (y) shall not at any time exceed $10,000,000; and

          (z) other property incidental to its business as a holding company and a general partner."

          Section 5. Representations and Warranties. The Company hereby represents and warrants to the Agent and the Lenders that:

          (a) the representations and warranties contained in each Loan Document are correct on and as of the date hereof, as though made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date); and

          (b) no event has occurred and is continuing that constitutes a Default or an Event of Default.



                      Consent, Waiver and Amendment No. 3
                      -----------------------------------

          Section 6. Conditions Precedent. As provided in Section 3 hereof, the consents, waivers and amendment set forth in said Section 3 shall each become effective, as of the date hereof, upon the Agent's receipt of the following (each in form and substance satisfactory to it):

          A. Execution and Delivery, Etc. This Agreement, duly executed by each of the Obligors, each of the Lenders and the Agent.

          B. Consents; Approvals; Etc. A certificate of a senior officer of the Company to the effect that:

               (a) all necessary governmental and material third party consents and approvals (including, without limitation, a favorable tax ruling from Revenue Canada and the consent of the Trustee of the ADP Trust) in connection with the Terra Canada Transaction have been obtained and remain in effect; and

               (b) a committee consisting of independent members of Terra's board of directors has approved the amount of the HBMS Fees.

          C. Other Documents. Such other documents as the Agent or any Lender or special New York counsel to the Agent may reasonably request.

          Section 7. Miscellaneous. Except as herein provided, the Credit Agreement and each of the other Loan Documents shall remain unchanged and in full force and effect. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart. This Agreement shall be governed by, and construed in accordance with, the law of the State of New York.

                      Consent, Waiver and Amendment No. 3
                      -----------------------------------

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                       THE BORROWERS
                                       -------------
                                       TERRA CAPITAL, INC.


                                       By
                                         ---------------------------------
                                         Title:

                                       TERRA NITROGEN, LIMITED PARTNERSHIP

                                          By Terra Nitrogen Corporation,
                                             its General Partner


                                       By
                                         ---------------------------------
                                         Title:


                                       GUARANTORS
                                       ----------

                                       TERRA INDUSTRIES INC.


                                       By
                                         ---------------------------------
                                         Title:

                                       TERRA NITROGEN CORPORATION


                                       By
                                         ---------------------------------
                                         Title:

                                       BEAUMONT METHANOL, LIMITED
                                         PARTNERSHIP

                                         By Terra Methanol Corporation,
                                            its General Partner


                                            By
                                              ----------------------------
                                              Title:


                      Consent, Waiver and Amendment No. 3
                      -----------------------------------

                              TERRA METHANOL CORPORATION


                              By
                                ----------------------------
                                Title:


                              BMC HOLDINGS, INC.


                              By
                                ----------------------------
                                Title:


                              TERRA CAPITAL HOLDINGS, INC.


                              By
                                ----------------------------
                                Title:


                              THE AGENT
                              ---------

                              CITIBANK, N.A.


                              By
                                ----------------------------
                                Title:


  COMMITMENTS                 THE LENDERS
  -----------                 -----------

Terra Commitment              CITIBANK, N.A.
----------------
 $28,500,000.00

TNLP Commitment
---------------
 $ 1,900,000.00               By
                                -----------------------------
                                Title:


Terra Commitment              THE CHASE MANHATTAN BANK
----------------
 $28,500,000.00

TNLP Commitment
---------------
 $ 1,900,000.00               By
                                -----------------------------
                                Title:

                      Consent, Waiver and Amendment No. 3
                      -----------------------------------

Terra Commitment              ARAB BANKING CORPORATION
----------------
 $16,500,000.00

TNLP Commitment
---------------
 $ 1,100,000.00               By
                                ----------------------------
                                Title:


Terra Commitment              BANK OF AMERICA ILLINOIS
----------------
 $28,500,000.00

TNLP Commitment
---------------
 $ 1,900,000.00               By
                                ----------------------------
                                Title:


Terra Commitment              THE BANK OF NOVA SCOTIA
----------------
 $28,500,000.00

TNLP Commitment
---------------
 $ 1,900,000.00               By
                                ----------------------------
                                Title:


Terra Commitment              CAISSE NATIONAL DE CREDIT AGRICOLE
----------------
 $28,500,000.00

TNLP Commitment
---------------
 $ 1,900,000.00               By
                                ----------------------------
                                Title:


Terra Commitment              COOPERATIEVE CENTRALE RAIFFEISEN-
----------------                BOERENLEEBANK, B.A. "RABOBANK
 $28,500,000.00                 NEDERLAND", NEW YORK BRANCH

TNLP Commitment
---------------
 $ 1,900,000.00
                              By
                                ----------------------------
                                Title:


                              By
                                ----------------------------
                                Title:





                      Consent, Waiver and Amendment No. 3
                      -----------------------------------

Terra Commitment              CREDIT LYONNAIS CHICAGO BRANCH
----------------
 $28,500,000.00

TNLP Commitment
---------------
 $ 1,900,000.00               By
                                ----------------------------
                                Title:


                              CREDIT LYONNAIS CAYMAN ISLAND
                                BRANCH


                              By
                                ---------------------------------
                                Title:


Terra Commitment              DRESDNER BANK AG, CHICAGO AND GRAND
----------------                  CAYMAN BRANCHES
 $28,500,000.00

TNLP Commitment
---------------
 $ 1,900,000.00               By
                                ---------------------------------
                                Title:


                              By
                                ---------------------------------
                                Title:


Terra Commitment              FIRST BANK NATIONAL ASSOCIATION
----------------
 $28,500,000.00

TNLP Commitment
---------------
 $ 1,900,000.00               By
                                ----------------------------------
                                Title:


Terra Commitment              THE FUJI BANK, LIMITED
----------------
 $28,500,000.00

TNLP Commitment
---------------
 $ 1,900,000.00               By
                                ----------------------------------
                                Title:


Terra Commitment              MELLON BANK, N.A.
----------------
 $28,500,000.00

TNLP Commitment
---------------
 $ 1,900,000.00               By
                                ----------------------------------
                                Title:



                      Consent, Waiver and Amendment No. 3
                      -----------------------------------

Terra Commitment              NATIONSBANK OF TEXAS, N.A.
----------------
 $28,500,000.00

TNLP Commitment
---------------
 $ 1,900,000.00               By
                                ---------------------------------
                                Title:


Terra Commitment              UNION BANK OF SWITZERLAND, NEW YORK
----------------                  BRANCH
 $16,500,000.00

TNLP Commitment
---------------
 $ 1,100,000.00               By
                                ----------------------------------
                                Title:


                              By____________________________
                                Title:






                      Consent, Waiver and Amendment No. 3
                      -----------------------------------